Exhibit 99.1

Koppers Holdings Inc. 436 Seventh Avenue Pittsburgh, PA 15219-1800 Tel 412 227 2001 www.koppers.com
News Release

FOR IMMEDIATE RELEASE

For Information:	Michael J. Zugay, Chief Financial Officer
412 227 2231
ZugayMJ@koppers.com

Koppers Holdings Inc. Reports Third Quarter 2017 Results

Reported Q3 2017 Diluted EPS of $0.91 Compares Favorably to Prior Year of $0.58

Adjusted Q3 2017 EPS of $1.43 vs. Prior Year of $0.99

Company Increases 2017 Adjusted EPS Guidance to $3.70 to $3.80, previously $3.10 to $3.30

PITTSBURGH, November 9, 2017 – Koppers Holdings Inc. (NYSE: KOP), an integrated global provider of treated wood products, wood treatment chemicals and carbon compounds, today reported net income attributable to Koppers for the third quarter of $19.8 million, or $0.91 per diluted share compared to net income attributable to Koppers of $12.1 million, or $0.58 per diluted share in the prior year quarter.

Adjusted net income and adjusted earnings per share (EPS) were $31.5 million and $1.43 per share for the third quarter of 2017 compared to $20.9 million and $0.99 per share in the prior year quarter, respectively.

Adjustments to pre-tax income totaled $13.8 million for the third quarter of 2017 and $11.5 million for the third quarter of 2016, which primarily consisted of pension settlement charges for the current year quarter and restructuring expenses for both periods.

For the third quarter of 2017, consolidated sales of $384.8 million increased by $13.7 million, or 3.7 percent, compared with sales of $371.7 million in the prior year quarter.  The Carbon Materials and Chemicals (CMC) segment reported higher sales prices for carbon pitch and carbon black feedstock in Australasia and Europe, and higher sales volumes for carbon black feedstock and phthalic anhydride, partially offset by lower carbon pitch and creosote volumes.  The Performance Chemicals (PC) business experienced higher sales volumes in North America for copper-based wood preservatives and additives due to favorable market trends in the repair and remodeling markets and existing home sales.  The Railroad and Utility Products and Services (RUPS) business was negatively affected by reduced sales volumes of crossties and railroad bridge services, partially offset by higher volumes for utility products in Australia.

CMC profitability was significantly higher than the prior year quarter, benefiting from favorable market conditions as well as realizing permanent savings benefits from restructuring initiatives, and lower average raw material and logistics costs in North America.  PC’s operating profit was slightly higher than the prior year quarter; however, adjusted profitability was unfavorably impacted by higher raw material costs related to copper, partially offset by benefits from higher sales.  The results for RUPS were negatively affected by the continued demand weakness for treated crossties and pricing pressures related to an ongoing inventory oversupply in the commercial market.

Commenting on the quarter, President and CEO Leroy Ball said, “Our strategy to shift the company’s focus to higher value wood treatment technologies while operating a leaner footprint continues to pay off, as evidenced by our steadily improving safety and financial performance.  Our September quarter exceeded my expectations and as a result, it is likely that earnings in 2017 will represent one of the best years in our history.”

Mr. Ball continued, "Moving forward, our challenge will be to maintain and grow our top and bottom lines.  First, we are dealing with a higher raw material cost environment that will be a formidable headwind as we prepare for 2018.  Additionally, while we are currently benefiting from sudden strength in certain international markets, we anticipate those markets may moderate sometime in 2018.  That said, I am confident that the many initiatives we have in progress will provide more than enough opportunity to keep us on a sustainable path of profitable growth.”

Summary of Third-Quarter Financial Performance:

•

Sales for RUPS of $131.7 million decreased by $14.0 million, or 9.6 percent, compared to sales of $145.7 million in the prior year quarter.  The lower sales volumes of treated crossties and railroad bridge services is driven by lower spending in the rail industry across both Class I and commercial markets. In addition, commercial crosstie pricing has been reduced due to an oversupply of crossties.  The negative impact from these factors was partially offset by higher volumes related to utility products in Australia.  Operating margin for the third quarter was 7.1 percent, compared with 10.2 percent in the prior year quarter.  Adjusted EBITDA margin for the third quarter was 9.0 percent, compared with 13.0 percent in the prior year quarter.

•

Sales for PC of $109.7 million increased by $2.1 million, or 2.0 percent, compared to sales of $107.6 million in the prior year quarter.  The sales increase resulted from higher volumes in North America for copper-based wood preservatives and additives. The higher demand was due to favorable market trends in the repair and remodeling markets and existing home sales as well as treated wood dealers stocking and selling treated wood with higher preservative retention levels.  Operating margin was slightly higher at 16.8 percent for the third quarter, compared with 16.4 percent in the prior year quarter.  Adjusted EBITDA margin was 20.2 percent for the third quarter, compared with 21.2 percent in the prior year quarter as higher average raw material costs more than offset the profit contribution from the increase in sales volumes.

•

Sales for CMC totaling $143.4 million increased by $25.6 million, or 21.7 percent, compared to sales of $117.8 million in the prior year quarter.  The sales increase was primarily from higher sales prices for carbon pitch and carbon black feedstock in Australasia and Europe as a result of a reduced supply in those regions.  Sales volumes were higher for carbon black feedstock and phthalic anhydride, partially offset by lower carbon pitch and creosote volumes.  Also, the segment’s results benefited from lower raw material and logistics costs in North America, partially offset by lower sales prices in North America, accelerated depreciation, and unabsorbed fixed costs.  Operating margin was 11.3 percent in the third quarter, compared with a loss of 3.3 percent in the prior year quarter.  Adjusted EBITDA margin was 18.2 percent in the third quarter, compared with 8.4 percent in the prior year quarter.

•

Operating profit was $34.7 million, compared to $27.7 million in the prior year quarter.  Adjusted EBITDA was $60.5 million compared with $50.8 million in the prior year quarter, due primarily to higher profitability from the CMC segment, partially offset by lower profitability for the RUPS and PC segments.

•

Net income attributable to Koppers in the third quarter was $19.8 million compared with $12.1 million in the prior year quarter.  Adjusted net income was $31.5 million compared with $20.9 million in the prior year quarter.

•

Items excluded from adjusted EBITDA consisted of $11.8 million of pre-tax charges, while adjusted net income and adjusted EPS for the quarter excluded $13.8 million of pre-tax charges.  The excluded items related primarily to pension settlement charges and restructuring expenses.  Adjusted EBITDA margin represents adjusted EBITDA as a percentage of GAAP sales.

•

Capital expenditures for the nine months ending September 30, 2017, were $48.6 million compared with $32.2 million for the prior year period.  The current year amount consists of spending on the new naphthalene unit construction at a CMC facility in Stickney, Illinois, and expanding production capacity at PC production facilities in the U.S.

•

At September 30, 2017, total debt was $700.8 million and net of cash and cash equivalents, net debt was $650.6 million.  At December 31, 2016, total debt was $662.4 million and net of cash and cash equivalents, net debt was $641.6 million.  Due to a higher run rate of profitability for the twelve months ended September 30, 2017, the net leverage ratio improved to 3.3, compared with 3.7 for a similar period ending December 31, 2016.

2017 Outlook

Koppers continues to expect that its 2017 sales will be relatively flat year-over-year and remain at approximately $1.4 billion.  Due to the strength in the current year’s results overall, the company is increasing its 2017 adjusted EBITDA guidance to approximately $195 million, compared with $185 million previously.  Accordingly, the adjusted diluted EPS guidance is being increased to $3.70 to $3.80 compared with $3.10 to $3.30 previously.  In addition, the company continues to anticipate capital expenditures to be in the range of $70 million to $75 million and now expects its net leverage ratio to be at 3.3 or below at year-end 2017.

Commenting on the forecast, Mr. Ball said, “With one quarter remaining, we are on track to have one of our best-performing years ever from an earnings standpoint as our PC and CMC business segments are expected to continue their recent strong performance.  While I couldn’t be happier for the hard-fought success that our people have achieved, I remain cautious about the organic opportunities that exist to offset some of the potential headwinds that we could face heading into 2018.  On the other hand, our steadily improving balance sheet should provide ample opportunity to deploy a thoughtful acquisition strategy that leverages our strengths in wood preservation solutions.”

Investor Conference Call and Web Simulcast

Koppers management will conduct a conference call this morning, beginning at 11:00 a.m. Eastern Time to discuss the company’s performance.  Presentation materials will be available at least 15 minutes before the call on www.koppers.com in the Investor Relations section of the company’s website.

Interested parties may access the live audio broadcast by dialing 877-830-2641 in the United States/Canada, or 785-424-1809 for international, Conference ID number 3695378.  Participants are requested to access the call at least five minutes before the scheduled start time in order to complete a brief registration.  An audio replay will be available approximately two hours after the completion of the call at 888-203-1112 or 719-457-0820, Conference ID number 3695378.  The recording will be available for replay through December 8, 2017.

The live broadcast of the Koppers conference call will be available online: https://edge.media-server.com/m6/p/tbn2bwnq.  (Due to the length of this URL, it may be necessary to copy and paste this hyperlink into your internet browser's URL address field.)

About Koppers

Koppers, with corporate headquarters in Pittsburgh, Pennsylvania, is an integrated global provider of treated wood products, wood treatment chemicals and carbon compounds.  Our products and services are used in a variety of niche applications in a diverse range of end-markets, including the railroad, specialty chemical, utility, residential lumber, agriculture, aluminum, steel, rubber, and construction industries.  Including our joint ventures, we serve our customers through a comprehensive global manufacturing and distribution network, with facilities located in North America, South America, Australasia, China and Europe.  The stock of Koppers Holdings Inc. is publicly traded on the New York Stock Exchange under the symbol "KOP."  For more information, visit us at www.koppers.com. Questions concerning investor relations should be directed to Mr. Michael J. Zugay at 412-227-2231 or Ms. Quynh McGuire at 412-227-2049.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures.  Koppers believes that adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted earnings per share, net debt and net leverage ratio provide information useful to investors in understanding the underlying operational performance of the company, its business and performance trends, and facilitates comparisons between periods and with other corporations in similar industries. The exclusion of certain items permits evaluation and a comparison of results for ongoing business operations, and it is on this basis that Koppers management internally assesses the company’s performance.  In addition, the Board of Directors and executive management team use adjusted EBITDA and adjusted earnings per share as performance measures under the company’s annual incentive plans.

Although Koppers believes that these non-GAAP financial measures enhance investors’ understanding of its business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP basis financial measures and should be read in conjunction with the relevant GAAP financial measure.  Other companies in a similar industry may define or calculate these measures differently than the company, limiting their usefulness as comparative measures.  Because of these limitations, these non-GAAP financial measures should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP.

See the attached tables for the following reconciliations of non-GAAP financial measures included in this press release:  Unaudited Reconciliation of Operating Profit to EBITDA and Adjusted EBITDA; Unaudited Reconciliation of Net Income to

EBITDA and Adjusted EBITDA; Unaudited Reconciliation of Net Income Attributable to Koppers and Adjusted Net Income; Unaudited Reconciliation of Diluted Earnings Per Share and Adjusted Earnings Per Share; Unaudited Reconciliation of Total Debt to Net Debt and Net Leverage Ratio; and Unaudited Reconciliation of Net Income to EBITDA and Adjusted EBITDA on a Latest Twelve Month Basis.

For the company’s guidance, adjusted EBITDA, adjusted EBITDA margin and adjusted EPS excludes restructuring, impairment, non-cash LIFO charges, and non-cash mark-to-market commodity hedging.  The forecasted amounts for these items cannot be reasonably estimated due to their nature, but may be significant.  For that reason, the company is unable to provide GAAP earnings estimates at this time.

Safe Harbor Statement

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and may include, but are not limited to, statements about sales levels, acquisitions, restructuring, declines in the value of Koppers assets and the effect of any resulting impairment charges, profitability and anticipated expenses and cash outflows.  All forward-looking statements involve risks and uncertainties. All statements contained herein that are not clearly historical in nature are forward-looking, and words such as “outlook,” “guidance,” “forecast,” “believe,” “anticipate,” “expect,” “estimate,” “may,” “will,” “should,” “continue,” “plans,” “potential,” “intends,” “likely,” or other similar words or phrases are generally intended to identify forward-looking statements.  Any forward-looking statement contained herein, in other press releases, written statements or other documents filed with the Securities and Exchange Commission, or in Koppers communications with and discussions with investors and analysts in the normal course of business through meetings, phone calls and conference calls, regarding expectations with respect to sales, earnings, cash flows, operating efficiencies, restructurings, the benefits of acquisitions, divestitures, joint ventures or other matters as well as financings and debt reduction, are subject to known and unknown risks, uncertainties and contingencies.  Many of these risks, uncertainties and contingencies are beyond our control, and may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements.  Factors that might affect such forward-looking statements, include, among other things, the impact of changes in commodity prices, such as oil and copper, on product margins; general economic and business conditions; potential difficulties in protecting our intellectual property; the ratings on our debt and our ability to repay or refinance our outstanding indebtedness as it matures; our ability to operate within the limitations of our debt covenants; potential impairment of our goodwill and/or long-lived assets; demand for Koppers goods and services; competitive conditions; interest rate and foreign currency rate fluctuations; availability and costs of key raw materials; unfavorable resolution of claims against us, as well as those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Koppers, particularly our latest annual report on Form 10-K and quarterly report on Form 10-Q.  Any forward-looking statements in this release speak only as of the date of this release, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

Koppers Holdings Inc.

Unaudited Consolidated Statement of Operations

(Dollars in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net sales	$384.8	$371.1	$1,109.4	$1,103.0
Cost of sales (excluding items below)	293.6	294.1	863.6	886.4
Depreciation and amortization	12.1	13.8	35.0	42.0
Gain on sale of business	0.0	(2.1)	0.0	(2.1)
Impairment and restructuring charges	2.2	5.0	5.8	16.1
Loss on pension settlement	8.8	0.0	8.8	0.0
Selling, general and administrative expenses	33.4	32.6	96.3	93.1
Operating profit	34.7	27.7	99.9	67.5
Other income	0.6	0.2	3.3	2.2
Interest expense	10.5	11.7	31.9	38.3
Loss on extinguishment of debt	0.0	0.0	13.3	0.0
Income before income taxes	24.8	16.2	58.0	31.4
Income tax provision	4.8	4.2	12.4	10.5
Income from continuing operations	20.0	12.0	45.6	20.9
(Loss) income from discontinued operations, net of tax benefit (expense) of $0.0, $0.0, $0.4 and $(0.3)	(0.1)	(0.1)	(1.3)	0.5
Net income	19.9	11.9	44.3	21.4
Net income (loss) attributable to noncontrolling interests	0.1	(0.2)	0.4	(1.5)
Net income attributable to Koppers	$19.8	$12.1	$43.9	$22.9
Earnings (loss) per common share attributable to Koppers common shareholders:
Basic -
Continuing operations	$0.96	$0.59	$2.17	$1.08
Discontinued operations	0.00	0.00	(0.06)	0.03
Earnings per basic common share	$0.96	$0.59	$2.11	$1.11
Diluted -
Continuing operations	$0.91	$0.58	$2.06	$1.07
Discontinued operations	0.00	0.00	(0.06)	0.02
Earnings per diluted common share	$0.91	$0.58	$2.00	$1.09
Comprehensive income	$36.8	$14.1	$73.7	$31.4
Comprehensive income (loss) attributable to noncontrolling interests	0.2	(0.2)	0.6	(1.7)
Comprehensive income attributable to Koppers	$36.6	$14.3	$73.1	$33.1
Weighted average shares outstanding (in thousands):
Basic	20,746	20,657	20,750	20,627
Diluted	21,911	21,163	21,927	20,975

Koppers Holdings Inc.

Unaudited Consolidated Balance Sheet

(Dollars in millions, except per share amounts)

	September 30, 2017	December 31, 2016
Assets
Cash and cash equivalents	$50.2	$20.8
Accounts receivable, net of allowance of $2.0 and $3.8	180.5	136.8
Income tax receivable	3.7	3.8
Inventories, net	226.6	228.7
Loan to related party	0.0	8.9
Other current assets	53.0	39.1
Total current assets	514.0	438.1
Property, plant and equipment, net	312.3	280.8
Goodwill	188.6	186.4
Intangible assets, net	133.5	141.9
Deferred tax assets	20.0	27.1
Other assets	12.5	13.2
Total assets	$1,180.9	$1,087.5
Liabilities
Accounts payable	$133.2	$144.2
Accrued liabilities	108.2	106.3
Current maturities of long-term debt	12.8	42.6
Total current liabilities	254.2	293.1
Long-term debt	688.0	619.8
Accrued postretirement benefits	41.3	51.6
Deferred tax liabilities	7.1	6.3
Other long-term liabilities	77.2	82.1
Total liabilities	1,067.8	1,052.9
Commitments and contingent liabilities
Equity
Senior Convertible Preferred Stock, $0.01 par value per share; 10,000,000 shares authorized; no shares issued	0.0	0.0
Common Stock, $0.01 par value per share; 80,000,000 shares authorized; 22,350,838 and 22,140,680 shares issued	0.2	0.2
Additional paid-in capital	186.5	176.5
Retained earnings (accumulated deficit)	19.0	(24.7)
Accumulated other comprehensive loss	(39.3)	(68.6)
Treasury stock, at cost, 1,605,377 and 1,475,792 shares	(58.1)	(53.0)
Total Koppers shareholders’ equity	108.3	30.4
Noncontrolling interests	4.8	4.2
Total equity	113.1	34.6
Total liabilities and equity	$1,180.9	$1,087.5

Koppers Holdings Inc.

Unaudited Consolidated Statement of Cash Flows

(Dollars in millions)

	Nine Months Ended September 30,
	2017	2016
Cash provided by (used in) operating activities:
Net income	$44.3	$21.4
Adjustments to reconcile net cash provided by (used in) operating activities:
Depreciation and amortization	35.0	42.0
Impairment charges	0.0	3.5
Loss on extinguishment of debt	13.3	0.0
Gain on disposal of assets and investment	(1.4)	0.0
Gain on sale of business	0.0	(2.1)
Deferred income taxes	0.8	(0.5)
Equity loss, net of dividends received	0.0	1.0
Change in other liabilities	(18.6)	(7.6)
Non-cash interest expense	1.5	4.8
Stock-based compensation	7.8	5.7
Loss on pension settlement	8.8	0.0
Other - net	2.0	3.3
Changes in working capital:
Accounts receivable	(37.6)	(17.9)
Inventories	10.5	13.8
Accounts payable	(14.4)	0.9
Accrued liabilities	(1.1)	15.4
Other working capital	(2.4)	(1.2)
Net cash provided by operating activities	48.5	82.5
Cash (used in) provided by investing activities:
Capital expenditures	(48.6)	(32.2)
Repayments received on loan	9.5	0.0
Net cash provided by divestitures and asset sales	1.1	(4.5)
Net cash used in investing activities	(38.0)	(36.7)
Cash provided by (used in) financing activities:
Borrowings of revolving credit	624.2	457.9
Repayments of revolving credit	(550.1)	(477.9)
Borrowings of long-term debt	500.0	0.0
Repayments of long-term debt	(541.4)	(23.4)
Issuances of Common Stock	1.9	0.5
Repurchases of Common Stock	(5.1)	(0.3)
Payment of debt issuance costs	(11.0)	(1.4)
Net cash provided by (used in) financing activities	18.5	(44.6)
Effect of exchange rate changes on cash	0.4	(5.3)
Net increase (decrease) in cash and cash equivalents	29.4	(4.1)
Cash and cash equivalents at beginning of period	20.8	21.8
Cash and cash equivalents at end of period	$50.2	$17.7

Unaudited Segment Information

The following tables set forth certain sales and operating data, net of all intersegment transactions, for the company’s businesses for the periods indicated.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
(Dollars in millions)
Net sales:
Railroad and Utility Products and Services	$131.7	$145.7	$403.1	$461.5
Performance Chemicals	109.7	107.6	318.2	304.0
Carbon Materials and Chemicals	143.4	117.8	388.1	337.5
Total	$384.8	$371.1	$1,109.4	$1,103.0
Operating profit (loss):
Railroad and Utility Products and Services	$9.3	$14.9	$29.3	$46.9
Performance Chemicals	18.4	17.6	56.6	52.6
Carbon Materials and Chemicals	16.2	(3.9)	24.4	(29.8)
Corporate Unallocated	(9.2)	(0.9)	(10.4)	(2.2)
Total	$34.7	$27.7	$99.9	$67.5
Operating profit (loss) margin:
Railroad and Utility Products and Services	7.1%	10.2%	7.3%	10.2%
Performance Chemicals	16.8%	16.4%	17.8%	17.3%
Carbon Materials and Chemicals	11.3%	-3.3%	6.3%	-8.8%
Corporate Unallocated	0.0%	0.0%	0.0%	0.0%
Total	9.0%	7.5%	9.0%	6.1%
Depreciation and amortization:
Railroad and Utility Products and Services	$2.9	$2.9	$8.8	$9.1
Performance Chemicals	4.4	4.7	13.3	14.3
Carbon Materials and Chemicals	4.8	6.2	12.9	18.6
Total	$12.1	$13.8	$35.0	$42.0
Adjusted EBITDA(1):
Railroad and Utility Products and Services	$11.9	$18.9	$37.4	$60.0
Performance Chemicals	22.2	22.8	69.4	65.8
Carbon Materials and Chemicals	26.1	9.9	51.5	12.4
Corporate Unallocated	0.3	(0.8)	(0.2)	(1.6)
Total	$60.5	$50.8	$158.1	$136.6
Adjusted EBITDA margin(2):
Railroad and Utility Products and Services	9.0%	13.0%	9.3%	13.0%
Performance Chemicals	20.2%	21.2%	21.8%	21.6%
Carbon Materials and Chemicals	18.2%	8.4%	13.3%	3.7%
Total	15.7%	13.7%	14.3%	12.4%

(1)	The tables below describe the adjustments to EBITDA for the quarters and nine months ended September 30, 2017 and 2016, respectively.
(2)	Adjusted EBITDA as a percentage of GAAP sales.

UNAUDITED RECONCILIATION OF OPERATING PROFIT TO EBITDA AND ADJUSTED EBITDA

(In millions)

	Three months ended September 30, 2017
				Corporate
	RUPS	PC	CMC	Unallocated	Consolidated
Operating profit	$9.3	$18.4	$16.2	$(9.2)	$34.7
Other income (loss)	(0.4)	0.4	(0.1)	0.7	0.6
Depreciation and amortization	2.9	4.4	4.8	-	12.1
Depreciation in impairment and restructuring charges	-	-	1.3	-	1.3
EBITDA with noncontrolling interest	$11.8	$23.2	$22.2	$(8.5)	$48.7
Unusual items impacting EBITDA:
Pension settlement charge	-	-	-	8.8	8.8
CMC restructuring	-	-	4.3	-	4.3
RUPS treating plant closures	0.2	-	-	-	0.2
Non-cash LIFO benefit	(0.1)	-	(0.4)	-	(0.5)
Mark-to-market commodity hedging (non-cash)	-	(1.0)	-	-	(1.0)
Adjusted EBITDA	$11.9	$22.2	$26.1	$0.3	$60.5
Adj. EBITDA % of Consolidated Adj. EBITDA (excluding corporate unallocated)	19.8%	36.9%	43.4%

UNAUDITED RECONCILIATION OF OPERATING PROFIT TO EBITDA AND ADJUSTED EBITDA

(In millions)

	Three months ended September 30, 2016
				Corporate
	RUPS	PC	CMC	Unallocated	Consolidated
Operating profit	$14.9	$17.6	$(3.9)	$(0.9)	$27.7
Other income (loss)	(0.1)	0.4	(0.2)	0.1	0.2
Depreciation and amortization	2.9	4.7	6.2	-	13.8
Depreciation in impairment and restructuring charges	-	-	3.9	-	3.9
EBITDA with noncontrolling interest	$17.7	$22.7	$6.0	$(0.8)	$45.6
Unusual items impacting EBITDA:
CMC restructuring	-	-	4.6	-	4.6
RUPS treating plant closures	1.3	-	-	-	1.3
Non-cash LIFO benefit	(0.1)	-	(0.7)	-	(0.8)
Mark-to-market commodity hedging (non-cash)	-	0.1	-	-	0.1
Adjusted EBITDA	$18.9	$22.8	$9.9	$(0.8)	$50.8
Adj. EBITDA % of Consolidated Adj. EBITDA (excluding corporate unallocated)	36.6%	44.2%	19.2%

UNAUDITED RECONCILIATION OF OPERATING PROFIT TO EBITDA AND ADJUSTED EBITDA

(In millions)

	Nine months ended September 30, 2017
				Corporate
	RUPS	PC	CMC	Unallocated	Consolidated
Operating profit	$29.3	$56.6	$24.4	$(10.4)	$99.9
Other income (loss)	(0.6)	1.5	1.1	1.3	3.3
Depreciation	8.8	13.3	12.9	-	35.0
Depreciation in impairment and restructuring charges	-	-	4.5	-	4.5
EBITDA with noncontrolling interest	$37.5	$71.4	$42.9	$(9.1)	$142.7
Unusual items impacting net income:
CMC restructuring	-	-	9.8	-	9.8
RUPS treating plant closures	0.4	-	-	-	0.4
Non-cash LIFO benefit	(0.5)	-	(1.2)	-	(1.7)
Mark-to-market commodity hedging (non-cash)	-	(2.0)	-	-	(2.0)
Debt refinancing costs	-	-	-	0.1	0.1
Pension settlement charge	-	-	-	8.8	8.8
Adjusted EBITDA	$37.4	$69.4	$51.5	$(0.2)	$158.1
Adj. EBITDA % of Consolidated Adj. EBITDA (excluding corporate unallocated)	23.6%	43.8%	32.5%

UNAUDITED RECONCILIATION OF OPERATING PROFIT TO EBITDA AND ADJUSTED EBITDA

(In millions)

	Nine months ended September 30, 2016
				Corporate
	RUPS	PC	CMC	Unallocated	Consolidated
Operating profit	$46.9	$52.6	$(29.8)	$(2.2)	$67.5
Other income (loss)	(0.4)	2.8	(0.8)	0.6	2.2
Depreciation	9.1	14.3	18.6	-	42.0
Depreciation in impairment and restructuring charges	0.8	-	5.0	-	5.8
EBITDA with noncontrolling interest	$56.4	$69.7	$(7.0)	$(1.6)	$117.5
Unusual items impacting net income:
CMC restructuring	-	-	23.0	-	23.0
Loss on sale of RUPS businesses	0.8	-	-	-	0.8
RUPS treating plant closures	3.2	-	-	-	3.2
Non-cash LIFO benefit	(0.4)	-	(3.6)	-	(4.0)
Mark-to-market commodity hedging (non-cash)	-	(0.2)	-	-	(0.2)
Reimbursement of environmental costs	-	(2.7)	-	-	(2.7)
Escrow recovery	-	(1.0)	-	-	(1.0)
Adjusted EBITDA	$60.0	$65.8	$12.4	$(1.6)	$136.6
Adj. EBITDA % of Consolidated Adj. EBITDA (excluding corporate unallocated)	43.4%	47.6%	9.0%

UNAUDITED RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

(In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net income	$19.9	$11.9	$44.3	$21.4
Interest expense	10.5	11.7	31.9	38.3
Loss on extinguishment of debt	-	-	13.3	-
Depreciation and amortization	13.4	17.7	39.5	47.8
Income taxes	4.8	4.2	12.4	10.5
Loss (income) from discontinued operations	0.1	0.1	1.3	(0.5)
EBITDA with noncontrolling interests	48.7	45.6	142.7	117.5
Unusual items impacting net income(1)
Impairment, restructuring and plant closure costs	4.5	5.9	10.2	26.2
Net loss on sale of business	-	-	-	0.8
Non-cash LIFO benefit	(0.5)	(0.8)	(1.7)	(4.0)
Mark-to-market commodity hedging (non-cash)	(1.0)	0.1	(2.0)	(0.2)
Reimbursement of environmental costs	-	-	-	(2.7)
Escrow recovery	-	-	-	(1.0)
Debt refinancing costs	-	-	0.1	-
Pension settlement charge	8.8	-	8.8	-
Total adjustments	11.8	5.2	15.4	19.1
Adjusted EBITDA with noncontrolling interests	$60.5	$50.8	$158.1	$136.6
(1)	Refer to adjustments under Unaudited Segment Information.

UNAUDITED RECONCILIATION OF NET INCOME ATTRIBUTABLE TO KOPPERS AND ADJUSTED NET INCOME

(In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net income attributable to Koppers	$19.8	$12.1	$43.9	$22.9
Unusual items impacting net income
Impairment, restructuring and plant closure costs	6.5	12.2	15.7	38.2
Net loss on sale of business	-	-	-	0.8
Non-cash LIFO benefit	(0.5)	(0.8)	(1.7)	(4.0)
Escrow recovery	-	-	-	(1.0)
Reimbursement of environmental costs	-	-	-	(2.7)
Mark-to-market commodity hedging (non-cash)	(1.0)	0.1	(2.0)	(0.2)
Debt refinancing costs	-	-	13.3	2.0
Pension settlement charge	8.8	-	8.8	-
Total adjustments	13.8	11.5	34.1	33.1
Adjustments to income tax and noncontrolling interests
Income tax	(2.2)	(2.8)	(7.4)	(8.4)
Noncontrolling interests	-	-	0.2	(0.9)
Effect on adjusted net income	11.6	8.7	26.9	23.8
Adjusted net income including discontinued operations	31.4	20.8	70.8	46.7
Loss (income) from discontinued operations	0.1	0.1	1.3	(0.5)
Adjusted net income	$31.5	$20.9	$72.1	$46.2

UNAUDITED RECONCILIATION OF DILUTED EARNINGS PER SHARE AND

ADJUSTED EARNINGS PER SHARE

(In millions except share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net income attributable to Koppers	$19.8	$12.1	$43.9	$22.9
Adjusted net income (from above)	$31.5	$20.9	$72.1	$46.2
Denominator for diluted earnings per share (in thousands)	21,911	21,163	21,927	20,975
Earnings per share:
Diluted earnings per share	$0.91	$0.58	$2.00	$1.09
Adjusted earnings per share	$1.43	$0.99	$3.29	$2.20

UNAUDITED RECONCILIATION OF TOTAL DEBT TO NET DEBT AND NET LEVERAGE RATIO

(In millions)

	Twelve months ended
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Total Debt	$700.8	$692.9	$708.0	$662.4
Less: Cash	50.2	40.0	23.4	20.8
Net Debt	$650.6	$652.9	$684.6	$641.6
Adjusted EBITDA	$195.6	$185.9	$182.7	$174.2
Net Leverage Ratio	3.3	3.5	3.7	3.7

UNAUDITED RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA ON A LATEST TWELVE MONTH BASIS

(In millions)

	Twelve months ended
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Net income	$50.7	$42.7	$34.1	$27.7
Interest expense including refinancing	57.5	58.7	62.5	50.8
Depreciation and amortization	52.2	56.6	57.6	60.5
Income tax provision	13.3	12.6	12.8	11.4
Discontinued operations	1.2	1.2	0.1	(0.6)
EBITDA	174.9	171.8	167.1	149.8
Unusual items impacting net income:
Impairment, restructuring and plant closure	18.0	19.5	24.5	34.1
Net loss on sale of business	-	-	-	0.8
Non-cash LIFO benefit	(7.2)	(7.4)	(8.5)	(9.5)
Mark-to-market commodity hedging (non-cash)	(3.4)	(2.5)	(2.2)	(1.7)
Reimbursement of environmental costs	-	-	(2.7)	(2.7)
Escrow recovery	-	-	-	(1.0)
Debt refinancing costs	0.1	0.1	0.1	-
Pension settlement charge	13.2	4.4	4.4	4.4
Adjusted EBITDA with noncontrolling interests	$195.6	$185.9	$182.7	$174.2